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                                                                     EXHIBIT 2.4

July 30, 2004

R.J. Reynolds Tobacco Holdings, Inc.
401 North Main Street
Winston-Salem, NC 27102
Attention: McDara P. Folan, III
VP, Deputy General Counsel and Secretary

                  RE:     Amendment to Business Combination Agreement and
                           Disclosure Schedule

Dear McDara:

            This letter hereby sets forth our agreement to amend the Business Combination Agreement, dated as of October 27, 2003, between Brown & Williamson Tobacco Corporation and R.J. Reynolds Tobacco Holdings, Inc. (the "BCA") and the B&W Disclosure Letter (as defined in the BCA) as follows:

            1. Section 6.05(b) of the BCA is hereby amended by adding the following at the end thereof:

            "With respect to Affected B&W Employees who do not receive an offer of ongoing regular employment with Reynolds American and its subsidiaries (the "Transitional Employees"), Reynolds American agrees that the benefits described in clause (i) of the preceding sentence (including welfare benefits but excluding any compensation or bonus plans, programs or policies) will be provided to the Transitional Employees during the entire period of their employment with Reynolds American and its subsidiaries, including any such period of employment that extends beyond the periods described in clauses (A) and (B) of the preceding sentence, as applicable."

            2. Section 4.11(a) of the B&W Disclosure Letter is hereby amended by adding the following plan to the list of "B&W Welfare Plans" set forth thereon:

            "12. Group Hospitalization Insurance Plan for regular full time Hourly Employees and Salaried Employees of the Hanmer Division."

            This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Except as otherwise modified hereby, the BCA and the B&W Disclosure Letter shall remain unaffected and in full force and effect.

                            {SIGNATURE PAGE FOLLOWS}

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                                                 Very truly yours,

                                                 BROWN & WILLIAMSON TOBACCO
                                                 CORPORATION

                                                 By: TIMOTHY J. HAZLETT
                                                     -------------------------
                                                 Name: Timothy J. Hazlett
                                                 Title: Vice President
                                                        and Secretary

Accepted and agreed:

R.J. REYNOLDS TOBACCO HOLDINGS, INC.

By: CHARLES A. BLIXT
    ------------------------------
Name: Charles A.  Blixt
Title: Executive Vice President
       and General Counsel